UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2007

Digital Insight Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27459	77-0493142
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

26025 Mureau Road, Calabasas, CA 91302

(Address of principal executive offices, including zip code)

Registrant’s telephone, including area code: (818) 871-0000

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2007, the Board of Directors of Digital Insight Corporation, a Delaware corporation (“the Company”), approved discretionary bonuses for its executive officers and other employees. The Board granted the following awards: $36,400.00 to Jeffrey E. Stiefler, Chairman, President and Chief Executive Officer; $18,200.00 to Paul J. Pucino, Executive Vice President and Chief Financial Officer; $17,320.33 to Joseph M. McDoniel, Executive Vice President; $17,208.33 to Tom Shen, Executive Vice President of Product, Operations and Engineering; $15,773.33 to Robert J. Meagher, Executive Vice President, Emerging Business; $9,490.00 to Katherine Jansen, Senior Vice President of Strategy and Business Development; $7,687.50 to Deanna Ball, Senior Vice President of Human Resources and $9,246.29 to Robert R. Surridge, Senior Vice President, Lending Division. The amount of award was determined by the Board at its sole discretion based on individual performance meeting or exceeding certain measurable Company, department and individual objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL INSIGHT CORPORATION

Date: January 23, 2007	By:	/s/ Paul J. Pucino
	Name:	Paul J. Pucino
	Title:	Executive Vice President and Chief Financial Officer